P R E S S   R E L E A S E
                                                       -------------------------


For:              Duane Reade Inc.

Approved By:      John Henry, SVP - Chief Financial Officer
                  212-273-5746

Contact:          Cara O'Brien/Lila Sharifian
                  Press: Stephanie Sampiere
                  (212) 850-5600
                  Financial Dynamics

For:              Oak Hill Capital Partners, L.P.
                  Oak Hill Capital Management Partners, L.P.

Contact:          Mike Pascale/Rhonda Barnat
                  Abernathy MacGregor Group
                  (212) 371-5999



                         DUANE READE INC. TO GO-PRIVATE
                               MERGER CONSUMMATED


         New York, New York, August 2, 2004 - Duane Reade Inc . (NYSE: DRD) today announced that it has consummated its previously announced merger with an affiliate of Oak Hill Capital Partners, L.P., a private equity firm. The aggregate value of the merger transaction is approximately $700 million, including the repayment of indebtedness.

         As a result of the transaction, Duane Reade's shares will no longer be listed on the New York Stock Exchange, and Duane Reade will continue its operations as a privately held company. Each share of Duane Reade's common stock outstanding immediately prior to the merger was converted into the right to receive $16.50 per share, without interest, in cash.

         Oak Hill financed the acquisition out of their current $1.6 billion private equity fund, along with several co-investors. The funding also included third-party debt financings, including the issuance of 9.75% Senior Subordinated Notes due 2011 in a principal amount of $195 million, a new senior secured term loan facility in an aggregate amount of $155 million and the previously announced increase of Duane Reade's existing credit facility with Fleet Retail Group to $250 million that resulted in approximately $100 million of borrowing capacity to Duane Reade. The high-yield note offering and new debt facility were arranged by a group of financial institutions led by Banc of America Securities LLC, who also acted as financial advisor to Oak Hill. Bear Stearns & Co. Inc. served as the financial advisor to Duane Reade and Weil, Gotshal & Manges LLP served as legal counsel to the independent members of the board of directors of Duane Reade. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Oak Hill.

         As a result of the merger, Duane Reade expects to make an offer to purchase its outstanding 2.1478% Senior Convertible Notes, in the principal amount of $201 million.

         Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, hosiery, greeting cards, photo supplies and photo finishing. As of June 26, 2004, the company operated 247 stores. Duane Reade maintains a web site at http://www.duanereade.com.

         Oak Hill Capital Partners, L.P. is a private equity firm in which Robert M. Bass is the lead investor. The investment team at Oak Hill has invested in over 50 significant private equity transactions including American Savings Bank (Washington Mutual), Bell & Howell (Proquest), Wometco Cable Corporation, Williams Scotsman, Stage Stores and Oreck Corporation. Recent investments from their current $1.6 billion buyout fund include Align Technology, Progressive Moulded Products, TravelCenters of America, WideOpenWest, Blackboard and Caribbean Restaurants. Oak Hill Capital Partners, L.P. is one of several Oak Hill partnerships, each of which has a dedicated management team. In total, the Oak Hill partnerships comprise over $10 billion of investment capital across multiple asset classes, representing capital from leading entrepreneurs, endowments, foundations, corporations, pension funds, and global financial institutions.

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN AND STATEMENTS RELATING TO THE CONSUMMATION OF THE ACQUISITION OF DUANE READE BY OAK HILL, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION, THIS DOCUMENT MAY CONTAIN STATEMENTS, ESTIMATES OR PROJECTIONS RELATING TO, AMONG OTHER THINGS, THE ACQUISITION OF THE COMPANY BY OAK HILL THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED UNDER U.S. FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED OR EXPECTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHER THINGS, THE COMPETITIVE ENVIRONMENT IN THE DRUGSTORE INDUSTRY IN GENERAL AND IN THE COMPANY'S SPECIFIC MARKET AREA, INFLATION, CHANGES IN COSTS OF GOODS AND SERVICES AND ECONOMIC CONDITIONS IN GENERAL AND IN THE COMPANY'S SPECIFIC MARKET AREA. THOSE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN DUANE READE'S REPORTS FILED WITH THE SEC FROM TIME TO TIME, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD- LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY FEDERAL SECURITIES LAWS, WE DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.